July 23, 2018

Wasatch Funds Trust

505 Wakara Way, 3rd Floor

Salt Lake City, UT 84108

Chapman and Cutler LLP

111 W. Monroe Street

Chicago, IL 60603

Re:   Wasatch Global Value Fund

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Wasatch Funds Trust, a Massachusetts business trust (the “Trust”), on behalf of its series, Wasatch Global Value Fund (the “Acquiring Fund”) in connection with Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about July 23, 2018 (the “Registration Statement”), with respect to the Acquiring Fund’s Investor Class and Institutional Class Shares of beneficial interest (collectively, the “Acquiring Fund Shares”) to be issued in exchange for the assets of Wasatch Long/Short Fund (the “Target Fund”), also a series of the Trust, as described in the Registration Statement (the “Reorganization”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)        a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

(b)        a copy as filed at the Office of the Secretary of the Commonwealth of Massachusetts (the “Commonwealth”) on November 6, 2009, of the Trust’s Declaration of Trust dated November 6, 2009, and the amendment thereto dated as of December 30, 2009, as filed with the Commonwealth on January 29, 2010 (as so amended, the “Declaration”);

(c)        copies, each as filed with the Commonwealth on November 30, 2017, of the Trust’s Amended and Restated Designation of Series of Shares and the Trust’s Amended and Restated Establishment and Designation of Classes of Shares (collectively, the “Designations”);

Wasatch Funds Trust

Chapman and Cutler LLP

July 23, 2018

(d)        a certificate executed by the Secretary of the Trust, certifying as to the Trust’s Declaration, the Trust’s By-Laws, the Designations, and the resolutions adopted at a meeting of the Board of Trustees of the Trust held on November 7-8, 2017 (the “Resolutions”);

(e)        a draft received on July 17, 2018 of the Registration Statement; and

(f)         a copy of the Agreement and Plan of Reorganization by and between the Trust on behalf of the Acquiring Fund and the Trust on behalf of the Target Fund in the form included as Appendix A to the combined Prospectus/Proxy Statement included in the draft Registration Statement referred to in subparagraph (e) above (the “Agreement and Plan”).

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed for the purposes of this opinion that (i) the Registration Statement, as filed with the Commission, will be in substantially the form of the draft referred to in subparagraph (e) above; (ii) the number of Acquiring Fund Shares to be issued will not exceed the amount of such Shares needed to consummate the Reorganization; (iii) the Agreement and Plan will have been duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in subparagraph (f) above; (iv) any consents or approvals required for the Reorganization will have been received; (v) the Declaration, Designations, Resolutions, and the Agreement and Plan will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Acquiring Fund Shares; and (vi) there will not have been any changes in applicable law or any other facts or circumstances relating to the Reorganization as of the date of the issuance of such Acquiring Fund Shares.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law which any tribunal may apply. In addition, to the extent that the Trust’s Declaration, By-Laws or Designations refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable

Wasatch Funds Trust

Chapman and Cutler LLP

July 23, 2018

to the Acquiring Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance with such reference, incorporation or requirement by the Acquiring Fund.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that the Acquiring Fund Shares, when issued and sold in accordance with the Resolutions and for the consideration described in the Agreement and Plan, will be validly issued, fully paid and nonassessable, except that shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares, to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the combined Prospectus/Proxy Statement included in the Registration Statement and to the use of our name and reference to our firm in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                                                                                          Very truly yours,

                                                                                                          /s/ MORGAN, LEWIS & BOCKIUS LLP

                                                                                                          MORGAN, LEWIS & BOCKIUS LLP